CSW Energy, Inc.
                                  Balance Sheet
                                 March 31, 1999
                                   (Unaudited)
                                    ($000's)


Assets

Current Assets
   Cash and cash equivalents                                          $25,014
   Accounts receivable                                                 12,924
   Prepaid expenses                                                       699
                                                                    ----------
                    Total current assets                               38,637
                                                                    ----------


Investments In and Advances to Energy Projects                        113,867

Notes Receivable - Affiliate                                           56,557

Notes Receivable                                                       67,510

Other Assets
  Construction in progress and project development costs              124,300
  Property, Plant, and Equipment, net                                 193,974
  Other - net                                                           9,983
                                                                    ----------
                    Total other assets                                328,257

                       Total assets                                  $604,828
                                                                    ==========


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                                    $8,280
   Accrued liabilities and other                                       12,826
                                                                    ----------
                    Total current liabilities                          21,106
                                                                    ----------

Long Term Debt                                                        348,897

Deferred Income Taxes                                                  37,595

Other                                                                  68,909
                                                                    ----------
                    Total liabilities                                 476,507


Minority Interest                                                      14,909

Shareholder's Equity
   Common stock                                                             1
   Additional paid-in-capital                                         108,139
   Accumulated retained earnings                                        5,272
                                                                    ----------
                    Total shareholder's equity                        113,412

                       Total liabilities, shareholder's equity
                         and minority interest                       $604,828
                                                                    ==========